Exhibit 21

                              Subsidiaries of Rand

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        Name of Subsidiary            State or other jurisdiction of    Names under which such subsidiaries
                                      incorporation or organization                 do business
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
      Rand LL Holdings Corp.                     Delaware               Rand LL Holdings Corp.
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     Lower Lakes Towing Ltd.                      Canada                Lower Lakes Towing Ltd.
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Lower Lakes Transportation Company               Delaware               Lower Lakes Transportation Company
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   Grand River Navigation Ltd.                   Delaware               Grand River Navigation Ltd.;

                                                                        GR Nav. (Name used in Michigan)
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Port Dover Steamship Company Inc.                 Canada                Port Dover Steamship Company Inc.
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